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                           OFFER TO PURCHASE FOR CASH

                     ALL OUTSTANDING SHARES OF COMMON STOCK

                                       OF

                            CLINTRIALS RESEARCH INC.

                                       AT

                              $6.00 NET PER SHARE

                                       BY

                            INDIGO ACQUISITION CORP.
                           A WHOLLY OWNED SUBSIDIARY

                                       OF

                        INVERESK RESEARCH (CANADA) INC.
                           A WHOLLY OWNED SUBSIDIARY

                                       OF

                        INVERESK RESEARCH GROUP LIMITED

  THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY
         TIME, ON MONDAY, APRIL 2, 2001, UNLESS THE OFFER IS EXTENDED.

                                                                   March 5, 2001

To Our Clients:

     Enclosed for your consideration are the Offer to Purchase dated March 5, 2001 (the "Offer to Purchase") and the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the "Offer") in connection with the offer by Indigo Acquisition Corp., a Delaware corporation ("Purchaser"), which is a wholly owned subsidiary of Inveresk Research (Canada) Inc., a corporation organized under the laws of Canada ("Inveresk Canada"), which, in turn, is a wholly owned subsidiary of Inveresk Research Group Limited ("Parent"), a company organized under the laws of Scotland, to purchase all outstanding shares of common stock, par value $0.01 per share (the "Shares"), of ClinTrials Research Inc., a Delaware corporation (the "Company"), at $6.00 per Share, net to the seller in cash, upon the terms and subject to the conditions set forth in the Offer to Purchase. Also enclosed is the Letter to Stockholders of the Company from Paul Ottaviano, President and Chief Executive Officer of the Company, accompanied by the Company's Solicitation/Recommendation Statement on Schedule 14D-9.

     WE (OR OUR NOMINEES) ARE THE HOLDER OF RECORD OF SHARES HELD FOR YOUR ACCOUNT. A TENDER OF SUCH SHARES CAN BE MADE ONLY BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS. THE ENCLOSED LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO TENDER SHARES HELD BY US FOR YOUR ACCOUNT.

     We request instructions as to whether you wish us to tender any or all of the Shares held by us for your account, upon the terms and subject to the conditions set forth in the Offer. Your attention is invited to the following:

          1. The tender price is $6.00 per Share, net to you in cash, without interest thereon, upon the terms and subject to the conditions set forth in the Offer.

          2. The Offer is being made for all outstanding Shares.
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          3. This Offer is being made pursuant to an Agreement and Plan of
     Merger (the "Merger Agreement") dated as of February 22, 2001, by and among Parent, Purchaser and the Company. The Board of Directors of the Company, at a meeting held on February 22, 2001, by unanimous vote determined that the terms of the Offer and the Merger are fair to, and in the best interests of, the Company and the Company's stockholders, approved the Merger and the other transactions contemplated by the Merger Agreement and approved the Merger Agreement. The Board of Directors unanimously recommends that the Company's stockholders accept the Offer, tender their Shares in the Offer and, if required under Delaware law or the Company's Certificate of Incorporation or Bylaws, vote to adopt the Merger Agreement.

          4. THE OFFER AND WITHDRAWAL RIGHTS EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON MONDAY, APRIL 2, 2001, UNLESS THE PURCHASER EXTENDS THE TIME DURING WHICH THE OFFER IS OPEN. IF ON THE EXPIRATION OF THE OFFER THE NUMBER OF SHARES THAT HAVE BEEN PROPERLY TENDERED AND NOT SUBSEQUENTLY WITHDRAWN REPRESENTS MORE THAN 50% BUT LESS THAN 90% OF THE OUTSTANDING SHARES (CALCULATED ON A FULLY DILUTED BASIS), PURCHASER INTENDS TO ELECT TO PROVIDE A SUBSEQUENT OFFERING PERIOD PURSUANT TO RULE 14d-11 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

          5. THE OFFER IS CONDITIONED UPON, AMONG OTHER THINGS, (A) A NUMBER OF SHARES BEING VALIDLY TENDERED AND NOT WITHDRAWN ON THE APPLICABLE EXPIRATION DATE OF THE OFFER THAT, TOGETHER WITH ANY SHARES OWNED BY PARENT OR ANY OF ITS AFFILIATES (INCLUDING PURCHASER), REPRESENTS AT LEAST A MAJORITY OF THE TOTAL NUMBER OF ALL OUTSTANDING SHARES PLUS ALL SHARES ISSUABLE UPON EXERCISE OF OPTIONS AND OTHER SIMILAR RIGHTS TO PURCHASE SHARES AND (B) THE RECEIPT OF APPROVALS REQUIRED BY OR THE EXPIRATION OR TERMINATION OF THE APPLICABLE WAITING PERIODS UNDER UNITED STATES AND EUROPEAN ANTITRUST AND COMPETITION LAWS. THE OFFER IS ALSO SUBJECT TO THE SATISFACTION OR WAIVER OF CERTAIN OTHER CONDITIONS. SEE SECTIONS 1 AND 13 OF THE OFFER TO PURCHASE.

          6. Any stock transfer taxes applicable to the sale of the Shares to Purchaser pursuant to the Offer will be paid by Purchaser, except as otherwise provided in Instruction 6 of the Letter of Transmittal.

          7. Stockholders of record who tender Shares directly will not be obligated to pay brokerage fees or commissions to the Dealer Manager, the Depositary or the Information Agent or, except as set forth in Instruction 6 of the Letter of Transmittal, stock transfer taxes on the purchase of Shares by Purchaser pursuant to the Offer. However, Federal income tax backup withholding at a rate of 31% may be required, unless an exemption is provided or unless the required taxpayer identification information is provided. See Instruction 8 of the Letter of Transmittal.

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     If you wish to have us tender any or all of your Shares, please so instruct us by completing, executing and returning to us the instruction form set forth on the reverse side of this letter. An envelope to return your instructions to us is enclosed. If you authorize the tender of your Shares, all such Shares will be tendered unless otherwise specified on the reverse side of this letter. YOUR INSTRUCTIONS SHOULD BE FORWARDED TO US IN AMPLE TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF PRIOR TO THE EXPIRATION OF THE OFFER.

     In all cases payment for Shares accepted for payment pursuant to the Offer will be made only after timely receipt by SunTrust Bank (the "Depositary") of
(i) certificates for those Shares, or timely confirmation of a book-entry transfer of those Shares into the Depositary's account at the Depository Trust Company, pursuant to the procedures described in Section 3 of the Offer to Purchase, (ii) the Letter of Transmittal or a manually signed facsimile of the Letter of Transmittal, properly completed and duly executed, with any required signature guarantees, or, in the case of a book-entry transfer, an Agent's Message (as defined in the Offer to Purchase) and (iii) any other documents required by the Letter of Transmittal. Accordingly, tendering stockholders may be paid at different times depending upon when certificates for Shares or Book-Entry Confirmations (as defined in the Offer to Purchase) with respect to Shares are actually received by the Depositary. UNDER NO CIRCUMSTANCES WILL PURCHASER PAY INTEREST ON THE PURCHASE PRICE OF THE SHARES TO BE PAID BY THE PURCHASER, REGARDLESS OF ANY EXTENSION OF THE OFFER OR ANY DELAY IN PAYING FOR SHARES.

     The Offer is being made solely by the Offer to Purchase and the related Letter of Transmittal and is being made to all holders of the Shares. Purchaser is not aware of any state where the making of the Offer is prohibited by administrative or judicial action pursuant to any valid state statute. If Purchaser becomes aware of any valid state statute prohibiting the making of the Offer or the acceptance of the Shares pursuant thereto, Purchaser shall make a good faith effort to comply with such statute or seek to have such statute declared inapplicable to the Offer. If, after such good faith effort, Purchaser cannot comply with such state statute, the Offer will not be made to (nor will tenders be accepted from or on behalf of) holders of the Shares in such state. In those jurisdictions where the blue sky or other laws require the Offer to be made by a licensed broker or dealer, the Offer is being made on behalf of Purchaser by the Dealer Manager or one or more registered brokers or dealers licensed under the laws of such jurisdictions.

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                        INSTRUCTIONS WITH RESPECT TO THE
                           OFFER TO PURCHASE FOR CASH
                     ALL OUTSTANDING SHARES OF COMMON STOCK

                                       OF

                            CLINTRIALS RESEARCH INC.

                                       BY

                            INDIGO ACQUISITION CORP.
                          A WHOLLY OWNED SUBSIDIARY OF

                        INVERESK RESEARCH (CANADA) INC.
                          A WHOLLY OWNED SUBSIDIARY OF

                        INVERESK RESEARCH GROUP LIMITED

     The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase dated March 5, 2001 (the "Offer to Purchase"), and the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the "Offer") in connection with the Offer by Indigo Acquisition Corp., a Delaware corporation, which is a wholly owned subsidiary of Inveresk Research (Canada) Inc., a corporation organized under the laws of Canada ("Inveresk Canada"), which in turn is a wholly owned subsidiary of Inveresk Research Group Limited, a company organized under the laws of Scotland ("Parent"), to purchase all outstanding shares of common stock, par value $0.01 per share (the "Shares"), of ClinTrials Research Inc., a Delaware corporation (the "Company"), at $6.00 per Share, net to the seller in cash, upon the terms and subject to the conditions set forth in the Offer.

     This will instruct you to tender to Purchaser the number of Shares indicated below (or if no number is indicated below, all Shares) held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer.

   Number of Shares to be tendered:*
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   Certificate Nos. (if available):
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   Account No.:
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   Dated:
   ------------------------------ , 2001

                                   SIGN HERE

   Signature(s):
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   Please type or print Name(s):
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   Please type or print address(es):
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   Area Code and Telephone Number: (   )

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   Taxpayer Identification or Social Security Number(s):
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* Unless otherwise indicated, it will be assumed that all Shares held by us for your account are to be tendered.
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